Exhibit 99.1

Kayne Anderson Energy Development Company Announces Results for the Quarter Ended May 31, 2009

HOUSTON--(BUSINESS WIRE)--July 7, 2009--(NYSE:KED) Kayne Anderson Energy Development Company (the “Company”) today announced its financial results for the quarter ended May 31, 2009.

HIGHLIGHTS

  The Company announced a quarterly dividend of $0.30 per share
  Net asset value: $15.70 per share
  Net investment loss: $0.3 million
  Net realized losses: $5.9 million
  Net unrealized gains: $14.5 million

RESULTS OF OPERATIONS - QUARTER ENDED MAY 31, 2009

Investment income was $1.1 million and consisted primarily of interest income on fixed income investments. The Company received $3.8 million of cash dividends and distributions, of which $3.4 million was treated as a return of capital.

Operating expenses were $1.6 million, including $0.8 million of base investment management fees; $0.3 million of interest expense and $0.5 million of other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets (excluding deferred income tax asset).

Net investment loss was $0.3 million which included $0.2 million of deferred income tax benefit.

Net realized losses were $5.9 million, which consisted of $9.9 million of net realized losses on investments, partially offset by a deferred income tax benefit of $4.0 million.

Net unrealized gains were $14.5 million, which consisted of $23.6 million of unrealized gains from investments, net of a deferred income tax expense of $9.1 million.

The Company’s net increase in net assets resulting from operations for the period was $8.3 million. This increase is composed of a net investment loss of $0.3 million, net realized losses of $5.9 million, and net unrealized gains of $14.5 million as noted above.

PORTFOLIO AND INVESTMENT ACTIVITY

As of May 31, 2009, the Company had long-term investments of $174.5 million. The Company’s long-term investments consisted of 47 portfolio companies, which were comprised of approximately 53% in private MLPs, 30% in public MLPs and 17% in fixed income securities.

The Company’s percentage invested in private MLPs at May 31, 2009 is below its targeted range of 70%. Over time, the Company intends to rotate out of certain public MLPs and fixed income securities and into additional private MLPs as attractive investment opportunities arise.

During its fiscal second quarter the Company elected to monetize certain public MLP investments that had either eliminated or substantially decreased their quarterly distributions. The proceeds from these sales were invested into other public MLPs and fixed income securities during the quarter. These sales accounted for the majority of the Company’s realized losses during the quarter.

NET ASSET VALUE

As of May 31, 2009, the Company’s NAV was $158.6 million or $15.70 per share. This represents an increase of $0.47 per share or 3.1% compared to $153.8 million or $15.23 per share on February 28, 2009. Presently, the total cost basis of the company's investments exceeds the fair value reflected on the Statement of Assets and Liabilities as shown below. That, combined with operating losses, results in a deferred tax asset of $29.5 million, or approximately $2.92 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2009, the Company had approximately $9.5 million invested in short-term repurchase agreements. The repurchase agreements are collateralized by U.S. Treasury notes.

As of May 31, 2009, the Company had $52.0 million borrowed under its senior secured credit facility at an interest rate of 1.57% and, as of that date, had a borrowing base of $74.4 million. The maximum amount that the Company can borrow under its credit facility is limited to the lesser of the commitment amount of $100 million or its borrowing base. As of June 30, 2009, the Company had $52.0 million of borrowings at an interest rate of 1.56% and its borrowing base was $74.3 million.

DIVIDEND

On July 1, 2009, the Company declared a dividend of $0.30 per share for the quarter ended May 31, 2009.

CONFERENCE CALL

The Company will host a conference call at 5 p.m., Eastern time, on Tuesday, July 7, 2009 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563-8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679-4383. All callers should reference "Conference ID #17429033." For the convenience of the Company’s stockholders, an archived replay of the call will be available on the Company’s website (http://www.kaynefunds.com/webcasts.htm).

AVAILABLE INFORMATION

The Company’s filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company’s website at www.kaynefunds.com.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES (amounts in 000’s, except share and per share amounts)

	May 31, 2009 (Unaudited)	November 30, 2008
ASSETS
Investments, at fair value:
Non-affiliated (Cost — $164,181 and $188,740, respectively)	$104,948	$110,635
Affiliated (Cost — $81,771 and $83,351, respectively)	69,553	71,649
Repurchase agreements (Cost — $9,537 and $6,325, respectively)	9,537	6,325
Total investments (Cost — $255,489 and $278,416, respectively)	184,038	188,609
Deposits with brokers	—	123
Deferred income tax asset	29,453	31,370
Receivable for securities sold	2,064	688
Interest, dividends and distributions receivable, net	445	403
Debt issuance costs, prepaid expenses and other assets	633	981
Total Assets	216,633	222,174
LIABILITIES
Senior secured revolving credit facility	52,000	57,000
Payable for securities purchased	4,348	60
Investment management fee payable	778	1,074
Current income tax payable	100	100
Accrued directors’ fees and expenses	73	76
Accrued expenses and other liabilities	737	1,177
Total Liabilities	58,036	59,487
NET ASSETS	$158,597	$162,687
NET ASSETS CONSIST OF
Common stock, $0.001 par value (200,000,000 shares authorized at May 31, 2009 and November 30, 2008; 10,102,986 shares issued and outstanding at May 31, 2009 and November 30, 2008)	$10	$10
Paid-in capital	208,881	215,953
Accumulated net investment loss, net of income taxes, less dividends	(4,558)	(3,942)
Accumulated net realized gains (losses) on investments, net of income taxes	(126)	7,464
Net unrealized losses on investments, net of income taxes	(45,610)	(56,798)
NET ASSETS	$158,597	$162,687
NET ASSET VALUE PER SHARE	$15.70	$16.10

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY CONSOLIDATED STATEMENT OF OPERATIONS (amounts in 000’s) (UNAUDITED)

	Three Months Ended		Six Months Ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
INVESTMENT INCOME
Income
Dividends and Distributions:
Non-affiliated investments	$1,855	$2,225	$4,533	$4,260
Affiliated investments	1,950	2,640	3,899	5,082
Total dividends and distributions	3,805	4,865	8,432	9,342
Return of capital	(3,406)	(4,697)	(7,530)	(9,019)
Net dividends and distributions	399	168	902	323
Interest and other income:
Non-affiliated investments	710	829	1,440	3,234
Affiliated investments	—	192	—	288
Total interest and other income	710	1,021	1,440	3,522
Total investment income	1,109	1,189	2,342	3,845
Expenses
Base investment management fees	776	1,344	1,553	2,724
Bad debt expense	—	830	—	830
Professional fees	209	230	433	490
Directors’ fees	69	92	144	164
Administration fees	29	93	82	148
Insurance	41	38	78	75
Custodian fees	17	21	32	41
Other expenses	147	96	352	279
Total Expenses — Before Interest Expense	1,288	2,744	2,674	4,751
Interest expense	296	862	680	2,546
Total Expenses	1,584	3,606	3,354	7,297
Net Investment Loss — Before Income Taxes	(475)	(2,417)	(1,012)	(3,452)
Deferred income tax benefit	204	899	396	1,296
Net Investment Loss	(271)	(1,518)	(616)	(2,156)

REALIZED AND UNREALIZED GAINS (LOSSES)
Net Realized Gains (Losses)
Investments	(9,936)	1,403	(12,483)	3,489
Foreign currency transactions	—	—	(6)	—
Options	17	—	17	—
Deferred income tax benefit (expense)	3,970	(522)	4,882	(1,298)
Net Realized Gains (Losses)	(5,949)	881	(7,590)	2,191
Net Change in Unrealized Gains (Losses)
Investments	23,578	9,229	18,356	5,133
Foreign currency translations	26	—	28	—
Options	(17)	—	—	—
Deferred income tax expense	(9,056)	(3,433)	(7,196)	(1,909)
Deferred income tax expense — conversion to a taxable corporation	—	—	—	(3,828)
Net Change in Unrealized Gains (Losses)	14,531	5,796	11,188	(604)
Net Realized and Unrealized Gains	8,582	6,677	3,598	1,587

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$8,311	$5,159	$2,982	$(569)

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

CONTACT:
KA Fund Advisors, LLC
Monique Vo, 877-657-3863
http://www.kaynefunds.com/